PRESS RELEASE

Versigent Reports Third Quarter 2026 Results

Raises Full-Year 2026 Guidance Midpoints for Net Sales and Free Cash Flow1,
Tightens All Guidance Ranges, Raises Upper End of Free Cash Flow1 Guidance; Declares Quarterly Dividend

SCHAFFHAUSEN, Switzerland, November 4, 2026 – Versigent PLC (NYSE: VGNT), a global leader in the design and manufacture of low‑ and high‑voltage electrical architectures, today reported results for its third quarter ended September 30, 2026.

Highlights
Third Quarter 2026
•Net sales of $2,450 million, up 7.2% year-over-year
◦Adjusted Net Sales Growth1 of approximately 1% year-over-year
•Net income attributable to Versigent of $102 million
•Diluted earnings per share (“EPS”) of $1.41, Adjusted Diluted EPS1 of $1.91
•Adjusted EBITDA1 of $275 million, up 10.9% year-over-year
◦Adjusted EBITDA1 margin of 11.2%, up 40 basis points year-over-year
•Net cash provided by operating activities of $225 million, up slightly year-over-year
•Free Cash Flow1 of $170 million, compared to $179 million in Q3 2025, reflecting higher capital expenditures
•Board of Directors declared quarterly cash dividend of $0.13 per share

Full Year 2026 Guidance
•Raised midpoint and tightened net sales guidance range on higher commodity pass-throughs
•Tightened Adjusted EBITDA1 guidance range
•Raised midpoint and upper end of Free Cash Flow1 guidance, while tightening range

“Versigent's strong third-quarter performance reflects the resilience of our business model and disciplined execution amid significant launch activity, lower global automotive production and a volatile macroeconomic environment,” said Joseph Liotine, Chief Executive Officer, Versigent. “During the quarter, we successfully executed a high volume of complex launches across multiple manufacturing facilities, secured $2.1 billion of bookings and continued investing in our adjacent markets commercial and go-to-market capabilities. Together, these actions reinforce our competitive position and support long-term growth and value creation.”

“Our third-quarter results demonstrate the earnings and cash-generating power of the business, highlighted by continued growth over market, year-over-year net sales growth, double-digit Adjusted EBITDA1 growth and margin expansion, as well as strong Free Cash Flow1 generation,” said Doug Ostermann, Chief Financial Officer, Versigent. “Based on our year-to-date results and current macroeconomic outlook, we are raising the midpoint and tightening our full-year net sales and Free Cash Flow1 guidance ranges, as well as tightening our Adjusted EBITDA1 range. Consistent with our commitment to returning capital to shareholders and our disciplined approach to capital allocation, our Board of Directors has declared a quarterly dividend.”

1) Non-GAAP measure - Refer to "Reconciliations of Non-GAAP Financial Measures” for the definition and a detailed reconciliation of the non-GAAP measure to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP for historical periods and a discussion of why management believes non-GAAP financial measures are useful. For forward-looking non-GAAP measures, the Company does not provide a reconciliation of such forward-looking measure to the most directly comparable U.S. GAAP measure because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Third Quarter 2026 Results
Versigent delivered third quarter 2026 net sales of $2,450 million, an increase of 7.2% compared to the third quarter of 2025. Adjusted Net Sales Growth1, which excludes the impact of year-over-year commodity and foreign currency movements, was approximately 1% despite lower global automotive production.

Net income attributable to Versigent was $102 million, compared to $109 million in the prior-year quarter. The quarter included higher interest expense associated with the Company’s first quarter 2026 debt financing, partially offset by lower income tax expense. Net income margin was 4.2%, down 60 basis points year-over-year. Diluted EPS was $1.41 and Adjusted Diluted EPS1 was $1.91 for the third quarter of 2026.

Adjusted EBITDA1 increased 10.9% year-over-year to $275 million. Adjusted EBITDA1 margin was 11.2%, up 40 basis points compared to the third quarter of 2025, reflecting continued strong operational execution amid a significant number of program launches during the quarter, together with favorable net pricing and foreign currency impacts, partially offset by higher commodity costs.

Interest expense was $36 million in the quarter, compared to de minimis for the third quarter of 2025, principally due to the Company’s senior notes and credit facility issued in the first quarter of 2026.

Income tax expense was $35 million, compared to $54 million in the prior-year period. The decrease was primarily driven by a lower effective tax rate in the third quarter of 2026, as the prior-year quarter included higher net discrete tax expenses, primarily related to valuation allowance adjustments.
Net cash provided by operating activities was $225 million, up slightly year-over-year. Capital expenditures increased to $55 million from $44 million in the prior-year quarter. Free Cash Flow1 was $170 million, compared to $179 million in the prior-year quarter, primarily reflecting increased capital expenditures associated with higher launch activity in the second half of 2026. Free Cash Flow1 for the third quarter of 2026 included $11 million of separation-related costs, compared to $7 million in the prior-year quarter.

Dividend
On November 3, 2026, the Company's Board of Directors declared a quarterly cash dividend of $0.13 per ordinary share, payable on December 17, 2026 to shareholders of record at the close of business on December 4, 2026.

The declaration and payment of future dividends are subject to the discretion of the Company’s Board of Directors and will depend on the Company’s financial condition, results of operations, cash requirements, and other factors deemed relevant by the Board of Directors.

Updated Full Year 2026 Guidance

(in millions)	Current Guidance	Previous Guidance (Aug 4 ‘26)
Net sales	$9,500 - $9,600	$9,400 - $9,600
Adjusted EBITDA[1,a]	$970 - $1,010	$950 - $1,030
Free Cash Flow[1,a]	$275 - $325	$200 - $300
(a) Forward-looking non-GAAP measure. The Company does not provide a reconciliation of such forward-looking measure to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant. Refer to "Reconciliations of Non-GAAP Financial Measures” for definitions of Non-GAAP financial measures.

Webcast and Conference Call
Versigent’s management team will host a webcast and conference call to discuss its third quarter 2026 financial results today, Wednesday, November 4, 2026, at 8:00 a.m. Eastern Time.

The webcast will be available at the following link: https://itl.ink/Q3EarningsWebcast.

To participate by telephone, dial +1-800-330-6710 (U.S.) or +1-213-279-1505 (International) at least 15 minutes prior to the start of the call and ask to be connected to the Versigent conference call. The conference ID number is 8915989.

The related presentation materials and webcast will be available under the Events and Presentations section of Versigent’s Investor Relations website at ir.versigent.com. A replay of the webcast will be available at the same website approximately two hours after the call concludes and for the three months thereafter.

About Versigent
Versigent is a global leader in the purposeful design and advanced manufacturing of low- and high-voltage electrical architectures. Building on a legacy of engineering excellence and trusted partnerships, Versigent delivers versatile, intelligent solutions engineered to unlock greater capabilities for our customers. Powering one in six passenger vehicles in production today, Versigent’s high performance signal, power, and data distribution systems are trusted by industry leaders across automotive, commercial vehicles, agriculture and energy storage. With engineering and manufacturing centers on four continents and operations in more than 25 countries, Versigent’s approximately 138,000 employees match global scale with regional responsiveness to deliver consistent quality and reliable performance connecting the world to faster, smarter and safer experiences. Visit www.versigent.com.

Use of Non‑GAAP Financial Measures
In addition to its reported results calculated in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), this press release also includes non-GAAP financial measures, including Adjusted Net Sales Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow. Management believes these non-GAAP financial measures, which are defined and discussed in greater detail and reconciled to the most directly comparable U.S. GAAP financial measures under the section “Reconciliations of Non-GAAP Financial Measures”, are useful to management, investors, and creditors in their analysis of the Company’s financial position, results of operations and liquidity. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.

Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with U.S. GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies. Refer to the section “Reconciliations of Non-GAAP Financial Measures” at the end of this press release for further details.

Forward‑Looking Statements
This press release contains forward-looking statements that reflect, when made, Versigent’s current views with respect to current events, certain investments and acquisitions, business plans and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Versigent’s operations and business environment, which may cause the actual results of Versigent to be materially different from any future results, expressed or implied, by such forward-looking statements. All statements that address future operating, financial or business performance or Versigent’s strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: disruptions in the supply of raw materials and other supplies integral to our products; future significant public health crises and other global health crises and the measures taken in response thereto; a prolonged recession and/or a downturn in global automotive sales; the volatile global economic environment and geopolitical conditions, including conditions affecting the credit market and global inflationary pressures; our reliance on relationships with collaborative partners and other third parties for product development and such parties’ failure to perform; employee strikes and labor-related disruptions involving us or one or more of our customers affecting our operations; fluctuations in interest rates and foreign currency exchange rates; our failure to comply with the numerous laws and regulations to which we are subject; adverse developments affecting one or more of our suppliers; any adverse impact of legal proceedings and disputes in which we are involved; challenges to our historical and future tax positions by taxing authorities; an increase in our tax burden due to ongoing or future tax audits; our failure to attract and retain key salaried employees and management personnel; our failure to manage the transition to a standalone public company; and our failure to achieve some or all of the benefits expected from our recently completed spin-off. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Versigent’s filings with the Securities and Exchange Commission, including those set forth in the Company’s Information Statement furnished with the Company’s Registration Statement on Form 10-12B/A filed on March 6, 2026. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect Versigent. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. Versigent disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

VERSIGENT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in millions, except per share amounts)
Net sales	$2,450	$2,286	$7,106	$6,516
Operating expenses:
Cost of sales	2,120	1,990	6,211	5,708
Selling, general and administrative	112	104	309	313
Amortization	—	—	1	1
Restructuring	22	21	68	62
Separation costs	11	7	59	14
Total operating expenses	2,265	2,122	6,648	6,098
Operating income	185	164	458	418
Interest expense	(36)	—	(77)	(3)
Other expense, net	(2)	—	(9)	(1)
Income before income taxes and equity income	147	164	372	414
Income tax expense	(35)	(54)	(72)	(104)
Income before equity income	112	110	300	310
Equity income, net of tax	—	3	9	11
Net income	112	113	309	321
Net income attributable to noncontrolling interest	10	4	11	10
Net income attributable to Versigent	$102	$109	$298	$311

Earnings per share attributable to Versigent:
Basic	$1.44	$1.54	$4.20	$4.39
Diluted	$1.41	$1.54	$4.16	$4.39

Weighted average shares outstanding (1):
Basic	70.85	70.89	70.88	70.89
Diluted	72.25	70.89	71.67	70.89

(1)
For periods prior to the Spin-Off, the denominator for basic and diluted EPS was calculated using the 70.89 million Versigent ordinary shares outstanding immediately following the April 1, 2026 Spin-Off.

VERSIGENT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2026	December 31, 2025
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$638	$276
Accounts receivable, net	1,944	1,567
Inventories	821	772
Other current assets	264	158
Total current assets	3,667	2,773
Long-term assets:
Property, net	913	901
Operating lease right-of-use assets	213	168
Investments in affiliates	146	143
Intangible assets, net	5	7
Deferred tax assets	450	384
Other long-term assets	133	109
Total long-term assets	1,860	1,712
Total assets	$5,527	$4,485
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$58	$58
Accounts payable	1,772	1,530
Accrued liabilities	737	578
Total current liabilities	2,567	2,166
Long-term liabilities:
Long-term debt	2,066	3
Pension benefit obligations	216	217
Long-term operating lease liabilities	164	130
Other long-term liabilities	151	121
Total long-term liabilities	2,597	471
Total liabilities	5,164	2,637
Commitments and contingencies
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 50,000,000 shares authorized, none issued and outstanding	—	—
Ordinary shares, $0.01 par value per share, 1,200,000,000 shares authorized, 70,841,248 issued and outstanding as of September 30, 2026	1	—
Additional paid-in-capital	144	—
Retained earnings	211	—
Former Parent’s net investment	—	1,925
Accumulated other comprehensive loss	(202)	(268)
Total Versigent shareholders' equity	154	1,657
Noncontrolling interest	209	191
Total shareholders’ equity	363	1,848
Total liabilities and shareholders’ equity	$5,527	$4,485

VERSIGENT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
	(in millions)
Net cash provided by operating activities	$419	$413
Cash flows from investing activities:
Capital expenditures	(172)	(123)
Net cash used in investing activities	(172)	(123)
Cash flows from financing activities:
Net repayments under short-term debt agreements	(17)	(145)
Net repayments under long-term debt agreements	—	(1)
Proceeds from issuance of senior notes and credit agreement, net of issuance costs	2,063	—
Cash distribution paid to Former Parent	(1,894)	—
Net transfers to Former Parent	(20)	(119)
Dividend payments of consolidated affiliates to minority shareholders	(4)	(6)
Distribution of ordinary share cash dividends	(9)	—
Taxes withheld and paid on employees' restricted share awards	(2)	—
Net cash provided by (used in) financing activities	117	(271)
Effect of exchange rate fluctuations on cash and cash equivalents	(2)	14
Increase in cash and cash equivalents	362	33
Cash and cash equivalents at beginning of the period	276	201
Cash and cash equivalents at end of the period	$638	$234

VERSIGENT PLC
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including Adjusted Net Sales Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow. Such non-GAAP financial measures are defined and discussed in greater detail and reconciled to the most directly comparable U.S. GAAP financial measure in the following schedules. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with U.S. GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

Adjusted Net Sales Growth: Adjusted Net Sales Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Net Sales Growth in its financial decision-making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Sales Growth is defined as the change in reported net sales relative to the comparable period, excluding the impact on net sales from foreign currency and commodity movements.

	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2026

Reported net sales year-over-year % change	7%	9%
Less: impact of foreign currency movements	(1)%	(2)%
Less: impact of commodity movements	(5)%	(4)%
Adjusted Net Sales Growth	1%	3%

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision-making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income (loss) attributable to Versigent before depreciation and amortization (including asset impairments), interest expense, income tax expense (benefit), net (loss) income attributable to noncontrolling interest, other expense (income), net, equity income (loss), net of tax, restructuring, separation costs related to the Spin-Off, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures) and other special items. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in millions)
Net income attributable to Versigent	$102	$109	$298	$311
Interest expense	36	—	77	3
Income tax expense	35	54	72	104
Net income attributable to noncontrolling interest	10	4	11	10
Depreciation and amortization	55	55	167	166
EBITDA	$238	$222	$625	$594
Other expense, net	2	—	9	1
Equity income, net	—	(3)	(9)	(11)
Restructuring	22	21	68	62
Separation costs	11	7	59	14
Net loss (gain) on lease terminations	2	—	(2)	—
Other acquisition and portfolio project costs	—	1	—	4
Adjusted EBITDA	$275	$248	$750	$664
Memo:
Net sales	$2,450	$2,286	$7,106	$6,516
Net income margin	4.2%	4.8%	4.2%	4.8%
Adjusted EBITDA margin	11.2%	10.8%	10.6%	10.2%

Adjusted Net Income and Adjusted Diluted EPS: Adjusted Net Income and Adjusted Diluted EPS, which are non-GAAP financial measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Diluted EPS in its financial decision-making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income represents net income (loss) attributable to Versigent before amortization, restructuring, separation costs related to the Spin-Off, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures) and other special items, including the tax impact thereon. Adjusted Diluted EPS is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in millions, except per share amounts)
Net income attributable to Versigent	$102	$109	$298	$311
Adjusting items:
Amortization	—	—	1	1
Restructuring	22	21	68	62
Separation costs	11	7	59	14
Other acquisition and portfolio project costs	—	1	—	4
Asset impairments	7	—	14	3
Net loss (gain) on lease terminations	2	—	(2)	—
Pension curtailment and settlement losses	1	—	7	—
Separation-related interest expense	—	—	2	—
Total adjusting items	$43	$29	$149	$84
Tax impact of adjusting items (1)	(7)	(10)	(24)	(19)
Adjusted Net Income	$138	$128	$423	$376

Weighted average number of diluted shares outstanding (2)	72.25	70.89	71.67	70.89
Diluted earnings per share attributable to Versigent	$1.41	$1.54	$4.16	$4.39
Adjusted Diluted EPS	$1.91	$1.81	$5.90	$5.30

(1)
Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

(2)
For periods prior to the Spin-Off, the denominator for diluted EPS and Adjusted Diluted EPS was calculated using the 70.89 million Versigent ordinary shares outstanding immediately following the April 1, 2026 Spin-Off.

Free Cash Flow: Free Cash Flow is presented as a supplemental measure of the Company’s liquidity, which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures. The calculation of Free Cash Flow does not reflect cash used to service debt, pay dividends or repurchase shares and therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in millions)
Net cash provided by operating activities	$225	$223	$419	$413
Capital expenditures	(55)	(44)	(172)	(123)
Free Cash Flow	$170	$179	$247	$290

Press Contact:
Annalisa Esposito Bluhm
Vice President, Corporate Communications and Marketing
+1.248.817.7990
mediarelations@versigent.com

Investor Relations Contact:
Erin Banyas
Vice President, Head of Investor Relations
erin.banyas@versigent.com